As filed with the Securities and Exchange Commission on June 24, 2020

Registration No. 333-197098

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURADYN FILTER TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	14-1708544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2017 High Ridge Road, Boynton Beach, FL	33426
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock Option Plan
(Full title of the plan)

Mr. Edward S. Vittoria Chief Executive Officer Puradyn Filter Technologies Incorporated 2017 High Ridge Road Boynton Beach, FL 33426
(Name and address of agent for service)

(561) 547-9499
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," “non-accelerated filer,” "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Puradyn Filter Technologies Incorporated (the “Registrant”), is filing this Post-Effective Amendment No.1 to the Registration Statement on Form S-8, File No. 333-197098 (the “Registration Statement”) filed on June 27, 2014 with the Securities and Exchange Commission to deregister any and all securities that remain unsold under the Registration Statement. Effective upon filing hereof, the Company hereby removes from registration all of the securities which are registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida on June 24, 2020.

Puradyn Filter Technologies Incorporated

By: /s/ Edward S. Vittoria
Edward S. Vittoria, Chief Executive Officer